Exhibit 10.1

NON-REDEMPTION AGREEMENT

This VOTING AND NON-REDEMPTION AGREEMENT, dated as of __________, 2023 (this “Agreement”), is entered into by Roth CH Acquisition V Co., a Delaware corporation (the “Company”), and ____________________ (“Shareholder”).

WHEREAS, the Company was formed for the purpose of conducting a business combination with one or more entities;

WHEREAS, the amended and restated certificate of incorporation of the Company (the “Charter”) provides that the Company must consummate an initial business combination by June 3, 2023, or it must liquidate;

WHEREAS, the Company intends to seek approval of its shareholders to, at the discretion of the Company’s board of directors, amend the Charter to extend the date by which the Company must consummate an initial business combination on a monthly basis up to six times from June 3, 2023 to December 4, 2023 (the “Extension Proposal”);

WHEREAS, in accordance with its Charter, in connection with the Extension Proposal, the Company must provide the public holders of its common stock, par value $0.0001 per share (“Common Stock”), with the right to redeem the shares of Common Stock held by them; and

WHEREAS, as of the date hereof, Shareholder owns shares of Common Stock.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.              Redemption Rights. During the period (such period, the “Term”) commencing on the date hereof and ending on the earlier to occur of (a) the commencement of the redemption period in connection with the Company’s initial business combination, (b) the commencement of any redemption period in connection with any subsequent extension period after the Extension Proposal and (c) November 30, 2023 (the “Expiration Time”), Shareholder agrees that it will not exercise its right to redeem the lesser of (i) __________ of Shareholder’s shares of Common Stock and (ii) such number of shares of Common Stock that would equal 9.9% of the outstanding shares of Common Stock after giving effect to shares redeemed in connection with the Extension Proposal (all such shares of Common Stock, or any successor shares of the Company of which ownership of record or the power to vote is hereafter acquired by Shareholder prior to the termination of this Agreement being referred to herein as the “Shares”) as set forth in the organizational documents of the Company in connection with any vote on a business combination or in connection with the Extension Proposal. Notwithstanding any term hereof to the contrary, nothing herein will prohibit Shareholder from redeeming any or all of Shareholder’s shares immediately prior to, and in connection with, the initial business combination.

2.              Transfer of Shares. During the period commencing on the date hereof and ending on the date of the approval by the Company’s stockholders of the Extension Proposal, Shareholder agrees that it shall not, directly or indirectly, sell, assign, transfer (including by operation of law), create a lien, pledge, distribute, dispose of or otherwise encumber any of the Shares, either voluntarily or involuntarily (collectively, “Transfer”), or otherwise agree or offer to do any of the foregoing; provided, that, Transfers by Shareholder are permitted to an affiliate of Shareholder only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of Shareholder under, and be bound by all of the terms of, this Agreement. Any Transfer in violation of this Section 2 with respect to the Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Shareholder. Notwithstanding the foregoing, in no event will Shareholder be required to maintain ownership of Shares in excess of 9.9% of the outstanding shares of the Company’s Common Stock.

3.              Extension Payment. CR Financial Holdings, Inc. and CHLM Sponsor LLC, or their affiliates or designees (the “Contributors”), have agreed to pay Shareholder $0.04 per share for each one-month extension (the “Extension Payment”) for each Share that is not redeemed during the Term by wire of the Extension Payment to an account designated for such purpose in writing by Shareholder. With respect to each Extension Payment, the Contributors shall wire the Extension Payment to Shareholder on or prior to the applicable monthly termination date.

4.              Covenants of Shareholder. Shareholder hereby agrees to permit the Company to publish and disclose Shareholder’s identity, ownership of the Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, and, if deemed appropriate by the Company, a copy of this Agreement, in (i) any Form 8-K filed by the Company relating to the transactions contemplated herein, and (ii) any other documents or communications provided by the Company to any governmental authority or to securityholders of the Company, in each case, to the extent, and only to the extent, required by the federal securities laws or the SEC or any other securities authorities. Shareholder agrees that it shall not, and shall cause its affiliates not to, indirectly accomplish or attempt to accomplish that which it is not permitted to accomplish directly under this Agreement.

5.              Representations and Covenants of the Company.

a.                Non-Redemption Agreements. The Company has entered into non-redemption agreements with other shareholders substantially similar to this Agreement. The Company agrees that, to the extent that any such non-redemption agreements or any future non-redemption agreements entered with other stockholders contain more favorable terms than this Agreement, the Company will offer such terms to Shareholder.

b.                Excise Tax. Except for franchise taxes and income taxes, the Company represents and agrees that prior to the 24-month anniversary of the effective date of the registration statement relating to the IPO any proceeds placed in the Trust Account (as defined below) and the interest earned thereon shall not be used to pay for possible excise tax or any other fees or taxes that may be levied on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by the Company.

6.              No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Shareholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise provided herein with respect to the Shares.

7.              Termination. This Agreement and the obligations of Shareholder under this Agreement shall automatically terminate upon the earliest to occur of (a) the Expiration Time and (b) the mutual written consent of the parties hereto. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

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8.              Trust Account Waiver. Shareholder acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds the Company’s initial public offering (the “IPO”) and certain proceeds of the concurrent private placement (including interest accrued from time to time thereon) for the benefit of its public shareholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of Shareholder or any of its related parties as a shareholder of the Company to the extent related to or arising from any shares of the Company.

9.              Investment Company Act. On or shortly prior to the 24-month anniversary of the effective date of the registration statement relating to the IPO, the Company will liquidate the securities held in the Trust Account and instead hold all funds in the Trust Account in cash; provided, however, that the funds in the Trust Account will remain invested in securities if the Company, by holding such funds in securities, will not be deemed an investment company for purposes of the Investment Company Act of 1940.

10.            Taxes. Prior to or following the approval of the Extension Proposal, the Company shall withdraw from the interest earned on the Trust Account any and all accrued taxes payable on the funds held in the Trust Account in accordance with the terms of the Investment Management Trust Agreement, dated November 30, 2021, by and between the Company and Continental Stock Transfer & Trust Company. The Company agrees not to use the proceeds placed in the Trust Account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by the Company.

11.            Disclosure; Exchange Act Filings. As soon as practicable but in no event later than one business day after execution of this Agreement (such date and time, the “Disclosure Time”), the Company will file a Current Report on Form 8-K under the Exchange Act, reporting the material terms of this Agreement and of the transactions contemplated hereby and any other material, nonpublic information that the Company has provided to Shareholder at any time prior to such filing. The Company shall make sure disclosures to insure that, as of the Disclosure Time, to the Company’s knowledge, Shareholder shall not be in possession of any material nonpublic information received from the Company or the Contributors or any of their respective officers, directors, employees or representatives.

12.            Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

13.            Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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14.            WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

15.            Counterpart. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

16.            Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Company and Shareholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Roth CH Acquisition V Co.

By: __________________________________________
Name:
Title:

[SHAREHOLDER]

By: __________________________________________
Name:
Title:

Acknowledged and Agreed only with respect to section 3:

CR Financial Holdings, Inc.

By: __________________________________________
Name:
Title:

CHLM Sponsor LLC

By: __________________________________________
Name:
Title: